UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2023

International Land Alliance, Inc.

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

000-56111	46-3752361
(Commission File Number)	(IRS Employer Identification No.)

350 10th Avenue, Suite 1000

San Diego, CA 92101

(Address of principal executive offices and zip code)

(877) 661-4811

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 19, 2023, Rancho Costa Verde, S.R.L. de C.V., a wholly-owned Mexico subsidiary of International Land Alliance, Inc. (the “Company”) received authorization and issuance of a subdivision approval from the Municipality of San Felipe for its Rancho Costa Verde development in San Felipe, Baja California, also known as, “Rancho Costa Verde Ecological Tourism Development Phase II and III. This is the final performance obligation for roughly 600 residential lots previously sold. The 600 residential lots generated gross sales of over $18M, but had $4,200,000 in deferred revenues due to this final contractual performance obligation, which have now been met. With this subdivision approval and payment of final transfer taxes, the Company can now recognize $4,200,000 in deferred revenues.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2023	INTERNATIONAL LAND ALLIANCE, INC.

	By:	/s/ Jason Sunstein
	Name:	Jason Sunstein
	Title:	Chief Financial Officer